EXHIBIT 99.6


                              INTERIM SERVICES INC.
                        PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

     The following pro forma condensed consolidated financial information of Interim, Michael Page and the Other Acquisitions ("Acquisitions") is based on the historical financial statements of Interim, Michael Page, and the Other Acquisitions and has been prepared to illustrate the effects of the Acquisitions and adjustments to the Michael Page financial information to conform the presentation to US GAAP.

     The pro forma condensed consolidated statements of operations for the year ended December 27, 1996 give effect to each of these transactions as if such transactions had been completed as of December 30, 1995. The pro forma condensed consolidated balance sheet as of December 27, 1996 gives effect to each of these transactions as if such transactions had been completed on December 27, 1996.

     The audited financial statements of Michael Page included herein, from which the historical financials have been derived, were prepared in accordance with UK GAAP. UK GAAP differs from US GAAP in certain respects. Had the financial information of Michael Page for the year ended December 31, 1996 been recorded in accordance with US GAAP, shareholder's equity would have been [L]42,691,000 instead of the [L]37,325,000 as presented herein.

     The Acquisitions will be accounted for using the purchase method of accounting. The total purchase price of the Acquisitions will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the aggregated purchase price reflected in the pro forma condensed consolidated financial information is preliminary. The final allocation of the purchase price will be contingent upon the receipt of the final appraisals of certain acquired assets and final determination of assumed liabilities.

     The pro forma condensed consolidated financial information does not purport to represent the actual financial position or results of operations of Interim had the transactions assumed therein in fact occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

                                                    INTERIM SERVICES, INC.
                                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                       (amounts in thousands, except per share amounts)
                                                        FOR THE TWELVE MONTHS ENDED DECEMBER 27,1996
                                -----------------------------------------------------------------------------------------
                                                      HISTORICAL ACQUISTIONS 1)
                                  HISTORICAL      ------------------------------------     PRO FORMA
                                   INTERIM         MICHAEL PAGE     OTHER ACQUISITIONS    ADJUSTMENTS        PRO FORMA
                                ---------------   ---------------   ------------------  ---------------   ---------------

Revenues from services           $   1,147,151    $      221,745    $         59,230    $    (1,002) 2)   $     1,427,124
Cost of services                       795,789           153,162              21,984         (1,002) 2)           969,933
                                ---------------   ---------------   ------------------  ---------------   ---------------
      Gross Profit                     351,362            68,583              37,246             --               457,191
                                ---------------   ---------------   ------------------  ---------------   ---------------

Selling, general and
  administrative expenses              243,652            23,565              33,840           (553) 3)           300,504
Licensee commissions                    39,500                --                  --           (870) 3)            38,630
Amortization of intangibles              8,802                --                 135         13,788  4)            22,725
Interest expense, net                    5,696            (2,469)                220         40,958  5)            44,405
Merger expense                           8,600                --                  --             --                 8,600
                                ---------------   ---------------   ------------------  ---------------   ---------------
                                       306,250            21,096              34,195         53,323               414,864
                                ---------------   ---------------   ------------------  ---------------   ---------------

      Earnings before taxes             45,112            47,487               3,051        (53,323)               42,327

Income taxes                            22,097            16,630                  --        (13,667) 6)            25,060
                                ---------------   ---------------   ------------------  ---------------   ---------------

      Net earnings               $      23,015    $       30,857    $          3,051    $   (39,656)               17,267
                                ===============   ===============   ==================  ===============   ===============

Net earnings per common and
  common equivalant shares       $        1.38                                                            $          1.03
                                ===============                                                           ===============

Weighted average shares
  outstanding                           16,709                                                                     16,709

                                See notes to proforma condensed consolidated financial information.

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
                                               INTERIM SERVICES INC.
                                   PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                              AS OF DECEMBER 27, 1996
                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                          HISTORICAL ACQUISTIONS 1)
                                                        ----------------------------
                                          HISTORICAL      MICHAEL          OTHER           PRO FORMA
                                           INTERIM         PAGE         ACQUISITIONS      ADJUSTMENTS          PRO FORMA
                                          -----------   ------------    ------------    ---------------     --------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents             $  18,938     $   69,308      $       91      $       --          $     88,337
     Marketable securities                     7,499                                                                7,499
     Receivables                             186,732         40,063           8,956          (3,589) 7)           232,162
     Insurance deposits                       32,794             --               4              --                32,798
     Other current assets                     18,301             --             341           3,200  8)            21,842
                                          -----------   ------------    ------------    ------------        --------------
           Total Current Assets              264,264        109,371           9,392            (389)              382,638
INTANGIBLE ASSETS, NET                       174,747          2,338           2,425         544,322  9)           723,832
PROPERTY, PLANT, AND EQUIPMENT, NET           49,795         12,590           1,371              --                63,756
OTHER ASSETS                                  23,684             --             393            (234) 7)            23,843
                                          -----------   ------------    ------------    ------------        --------------
                                           $ 512,490     $  124,299      $   13,581      $  543,699          $  1,194,069
                                          ===========   ============    ============    ============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Notes payable to banks and other      $      --     $        7      $    2,283      $     (297) 7)      $      1,993
     Accounts payable and other accrued
       expenses                               27,092         26,466           1,990          (1,710) 7)            53,838
     Accrued salaries, wages, and payroll
       taxes                                  40,948         10,484           1,924          (1,054) 7)            52,302
     Accrued insurance                        26,782             --              69             (69) 7)            26,782
     Accrued income taxes                        159         15,064              --              --                15,223
                                          -----------   ------------    ------------    ------------        --------------
           Total Current Liabilities          94,981         52,021           6,266          (3,130)              150,138
LONG-TERM DEBT                                    --             46           1,002         625,374  10)          626,422
DEFERRED TAX LIABILITY                         2,798                                                                2,798
STOCKHOLDERS' EQUITY:
     Common stock                                195          2,101               1          (2,102) 11)              195
     Additional paid-in capital              251,236          1,959              --          (1,959) 11)          251,236
     Treasury stock/Michael Page ESOP           (460)          (616)             --             616  11)             (460)
     Retained earnings                       163,740         68,788           6,312         (75,100) 11)          163,740
                                          -----------   ------------    ------------    ------------        --------------
           Total Stockholders' Equity        414,711         72,232           6,313         (78,545)              414,711
                                          -----------   ------------    ------------    ------------        --------------
                                           $ 512,490     $  124,299      $   13,581      $  543,699          $  1,194,069
                                          ===========   ============    ============    ============        ==============

                                See notes to proforma condensed consolidated financial information.

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                              INTERIM SERVICES INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                  FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1996
                                    IN $000S

1) Reflects the historical financial statements of the companies. Michael Page's balance sheet has been converted to U.S. dollars using the December 27, 1996 exchange rate, and the statement of earnings was converted using average exchange rates for the period presented. Michael Page's financial statements have also been adjusted for GAAP differences as described in
    Exhibit 99.5 - Additional note to Michael Page financial statements.

2) Reclassification of royalties as a result of repurchase of an Interim franchise.

3) Represents the net adjustment to reflect: 1) a reclassification of licencee commissions as a result of repurchase of Interim licensees operations - $870; 2) the elimination of shareholder bonus for payment of taxes of an S-corporation - $(800); and 3) the elimination of legal fees related to a liability that was not assumed - $(623).

4) Represents: 1) amortization of additional goodwill generated by the Acquisitions on a straight line basis over an average of 40 years; and 2) elimination of the amortization of goodwill not assumed - $135.

5) Represents pro forma effect of interest charges on additional borrowings used to fund the Acquisitions on Interim's line of credit and the related amortization of the cost of the facility (see note 8). Interest on these facilities is computed at LIBOR plus 95 basis points.

6) To record aggregate tax effect on US adjustments at a tax rate of 40% and on UK adjustments at a tax rate of 33%.

7)  Represents the elimination of assets and liabilities not acquired.

8) Represents costs incurred in connection with obtaining the new credit facility to finance the Acquisitions. These costs are being amortized to interest expense over a 6 year period and are included in pro forma statement of income adjustments.

9) Represents the premium paid after the application of purchase accounting to identified tangible and intangible assets of $544,457 and the elimination of goodwill not acquired of $234.

10) Represents the incremental borrowings used to fund the Acquisitions.

11) Represents the elimination the of Acquisitions' equity.